Exhibit 99.1

PowerSecure Reports Fourth Quarter Results

Revenues Virtually Double to $39.7 Million, E.P.S. is $0.05, and Backlog Builds to $158 Million

Wake Forest, N.C. – March 8, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today reported its fourth quarter 2011 results, driven by record revenues of $39.7 million which were virtually double the $21.0 million of revenues reported for the fourth quarter of 2010. The Company’s fourth quarter 2011 diluted earnings per share (“E.P.S.”) were $0.06, which compares favorably to fourth quarter 2010 diluted E.P.S. of $0.02. Fourth quarter 2011 diluted E.P.S. from continuing operations were $0.05, which also compares favorably to fourth quarter 2010 E.P.S. from continuing operations of ($0.01). Discontinued operations include the Company’s Southern Flow unit, which was sold in January 2011, and the Company’s PowerPackages unit, which was exited during the second half of 2011.

The Company’s revenues increased sequentially in every quarter during 2011, driven by strength across its product and service areas, as shown below.

($ in 000’s)	4Q10	1Q11	2Q11	3Q11	4Q11
Revenue by Product/Service
Distributed Generation	10,233	11,144	12,725	18,355	17,848
Utility Infrastructure	6,785	7,578	11,510	13,300	14,744
Energy Efficiency	3,966	4,933	5,851	4,930	7,097

Total Revenue	20,984	23,655	30,086	36,585	39,689

Note: Small differences in Distributed Generation revenues compared to the previous quarter’s earnings release is due to the discontinuance of PowerPackages.

The Company’s record fourth quarter revenues of $39.7 million were driven by a 74% increase in Distributed Generation products and services, a 117% increase in Utility Infrastructure products and services, and a 79% increase in Energy Efficiency products. The Company’s full year revenues also reached a record high $130.0 million, driven by an 18% increase in Distributed Generation products and services, a 94% increase in Utility Infrastructure products and services, and an 8% increase in Energy Efficiency products.

			Variance				Variance
($ in 000’s)	4Q10	4Q11	$	%	2010	2011	$	%
Revenue by Product/Service
Distributed Generation	10,233	17,848	7,615	74%	50,837	60,073	9,236	18%
Utility Infrastructure	6,785	14,744	7,959	117%	24,275	47,131	22,856	94%
Energy Efficiency	3,966	7,097	3,131	79%	21,097	22,811	1,714	8%

Total Revenue	20,984	39,689	18,705	89%	96,209	130,015	33,806	35%

The Company announced that its revenue backlog continued to grow, and stands at $158 million. This includes new business awards announced in January and February, 2012, as well as new orders received during the last several weeks. The Company’s revenue backlog represents revenue expected to be recognized after December 31, 2011, for periods including the first quarter of 2012 onward. This backlog figure compares to the revenue backlog of $149 million announced in the Company’s third quarter earnings release issued on November 3, 2011, which represented revenue expected to be recognized after September 30, 2011.

Sidney Hinton, CEO of PowerSecure, said, “2011 was a transformational year for our Company, and we are in a strong position as we look forward into 2012 and beyond. In 2011 our business reached a new level of maturity and scale, with each of our core product and service areas showing excellent growth, delivering significant revenue, and contributing to our record total revenues of $130 million. In 2011 we expanded relationships with new utility partners, and new large commercial, industrial, and institutional customers. We also broadened our products and services, including new LED lighting products, new PowerBlock distributed generation technology, and an expanded scope of utility infrastructure capabilities and products. The initiatives we invested in during 2010 and 2011 are catalysts for our growth, and give us a strong foundation for reaching our mid-range goal of $300 million in revenues and double-digit operating margins by 2015 – and our 2011 results are tracking nicely with our plan to achieve this goal. Importantly, we are achieving these near-term results while at the same time growing our long-term recurring revenues through investments in PowerSecure-owned Distributed Generation systems. In fact, our Distributed Generation business generated a record $11.3 million of recurring revenues in 2011. In addition, our balance sheet remains very strong, and we enhanced our cash position during 2011 with the completion of the sales of the last of our non-core businesses. Net, net we are very pleased with our progress in 2011 and we are excited about our future.”

The Company’s fourth quarter gross margin as a percentage of revenue was 31.4% compared to 43.3% in the fourth quarter of 2010 and 30.6% in the third quarter of 2011. The lower year-over-year gross margins were driven by the mix of specific projects which were being completed in the fourth quarter of 2011 compared to the fourth quarter of 2010, with the prior year’s fourth quarter containing several projects with very high gross margins. These fourth quarter year-over-year differences in project margins were due to the nature and scope of the specific projects being completed in each respective year, and not a result of a specific systemic margin trend.

The Company achieved its quarterly revenue and profit results while simultaneously building its platform of PowerSecure-owned recurring revenue Distributed Generation projects. This is notable due to the fact that these projects defer current period revenue and profit recognition. During the fourth quarter of 2011, the Company invested $1.7 million in capital to deploy systems under these high-margin, long-term recurring revenue contracts. For the full year 2011, the Company invested $13.2 million of capital for these projects. These investments have led to record levels of Distributed Generation recurring revenue, with 2011 recurring revenues reaching $11.3 million.

Operating expenses for the fourth quarter of 2011 were $11.4 million compared to $9.9 million in the fourth quarter of 2010, and $10.8 million in the third quarter of 2011. The year-over-year increase in operating expenses is due to incremental investments the Company has made to expand and grow each of its Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency product and service areas. These expenses support new product and customer development, engineering, personnel and equipment, as well as additional sales and marketing activities, and also include increases in depreciation from capital expenditures for PowerSecure-owned distributed generation systems.

The Company provided Non-GAAP Pro forma E.P.S. measures for the fourth quarter of 2010 to show E.P.S. for that period excluding 1) the results of the Company’s non-core WaterSecure investment which was sold in 2011, 2) PowerPackages operations which were exited and discontinued in 2011, and 3) Southern Flow operations which were sold and discontinued in 2011(see the Non-GAAP reconciliation, below). The Company’s fourth quarter 2010 Non-GAAP Pro forma diluted E.P.S. from continuing operations were ($0.04).

The Company’s full year 2011 results included record revenues of $130.0 million which were up 35% compared to full year 2010 revenues. The Company’s full year 2011 diluted earnings per share (“E.P.S.”) were $1.26, which includes the gains on the sales of both the Company’s WaterSecure investment and Southern Flow operations, as well as the results of its discontinued PowerPackages operations, and compares favorably to full year 2010 E.P.S. of $0.19. Full year 2011 Non-GAAP Pro forma E.P.S. of ($0.02) is equal to full year 2010 Non-GAAP Pro forma E.P.S. of ($0.02). Non-GAAP Pro forma E.P.S. for both years includes adjustments to exclude the results of the Company’s non-core WaterSecure investment which was sold in 2011, PowerPackages operations which were exited and discontinued in 2011, and Southern Flow operations which were sold and discontinued in 2011 (see the Non-GAAP reconciliation, below).

The Company’s $158 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the underlying contracts:

Revenue Backlog expected to be recognized after December 31, 2011

Description	Anticipated Revenue	Estimated Primary Recognition Period

Project-based Revenue – Near term	$63 Million	1Q12 through 3Q12
Project-based Revenue – Long term	$22 Million	4Q12 through 2013
Recurring Revenue	$74 Million	1Q12 through 2020

Revenue Backlog expected to be recognized after December 31, 2011	$158 Million

Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time, and estimates are utilized in the determination of the backlog amounts. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.

The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its fourth quarter 2011 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0879 (or 617-213-4856 if dialing internationally), and providing pass code 10103522. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on April 5, 2012. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 61501357. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities. Additional information is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow business and WaterSecure investment and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in our operations; the effects of exiting the Company’s PowerPackages business, including any future charges we may incur; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

PowerSecure International, Inc.

Consolidated Statements of Operations (unaudited)

($000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Revenue	39,689	20,984	130,015	96,209
Cost of sales	27,243	11,900	89,321	60,605

Gross Profit	12,446	9,084	40,694	35,604

Operating expenses
General and administrative	9,305	7,862	33,652	28,262
Selling, marketing, and service	1,086	1,359	4,651	5,104
Depreciation and amortization	991	713	3,423	2,641

Total operating expenses	11,382	9,934	41,726	36,007

Operating income (loss)	1,064	(850)	(1,032)	(403)
Other income (expense)
Gain on sale of unconsolidated affiliate	43	0	21,873	0
Equity income from unconsolidated affiliate	0	747	1,559	3,182
Management fees from unconsolidated affiliate	0	151	282	583
Interest income and other income	25	22	98	99
Interest expense	(121)	(162)	(575)	(619)

Income (loss) before income taxes	1,011	(92)	22,205	2,842
Income tax benefit (provision)	(357)	(266)	(3,134)	(1,130)

Net income (loss) from continuing operations	654	(358)	19,071	1,712

Discontinued operations – income from operations (net of tax)	165	621	(1,501)	1,597
Discontinued operations – gain on sale (net of tax)	(2)	0	5,634	0

Net income (loss)	817	263	23,204	3,309
Net loss attributable to noncontrolling interest	273	168	846	153

Net income (loss) attributable to PowerSecure International, Inc.	1,090	431	24,050	3,462

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	927	(190)	19,917	1,865
Income from discontinued operations (net of tax)	163	621	4,133	1,597

Net income (loss) attributable to PowerSecure International, Inc.	1,090	431	24,050	3,462

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.05	(0.01)	1.05	0.10

Diluted	0.05	(0.01)	1.04	0.10

Discontinued Operations
Basic	0.01	0.03	0.22	0.09

Diluted	0.01	0.03	0.22	0.09

Net Income
Basic	0.06	0.02	1.27	0.19

Diluted	0.06	0.02	1.26	0.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,963	18,701	18,877	18,133

Diluted	19,216	18,701	19,139	18,603

PowerSecure International, Inc.

Condensed Consolidated Balance Sheets (unaudited)

($000’s)

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	24,606	8,202
Trade receivables, net of allowance for doubtful accounts	46,163	29,290
Assets of discontinued operations held for sale	380	12,183
Inventories	20,290	25,011
Income taxes receivable	439	0
Current deferred income taxes	650	1,731
Prepaid expenses and other current assets	1,128	933

Total Current Assets	93,656	77,350

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	38,441	24,946
Furniture and fixtures	283	280
Land, building, and improvements	5,885	5,720

Total property, plant, and equipment at cost	44,609	30,946
Less accumulated depreciation and amortization	8,281	5,899

Property, plant, and equipment, net	36,328	25,047

OTHER ASSETS:
Goodwill	7,970	7,970
Deferred income taxes, net of current portion	266	1,244
Restricted annuity contract	2,376	2,306
Intangible rights and capitalized software, net of accum amort	1,642	1,942
Investment in unconsolidated affiliate	6	4,346
Other assets	331	324

Total other assets	12,591	18,132

TOTAL ASSETS	142,575	120,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	6,894	8,438
Accrued and other liabilities	16,129	10,986
Liabilities of discontinued operations held for sale	125	1,411
Current income taxes payable	0	251
Current unrecognized tax benefit	287	954
Current portion of capital lease obligations	840	796

Total current liabilitees	24,275	22,836

LONG-TERM LIABILITIES
Revolving Line of Credit	0	5,000
Capital lease obligations, net of current portion	2,807	3,647
Unrecognized tax benefit	731	749
Other long-term liabilities	2,300	1,053

Total long-term liabilities	5,838	10,449

STOCKHOLDERS’ EQUITY
Perferred stock – undesignated	0	0
Preferred stock – Series C	0	0
Common stock	189	187
Additional paid-in-capital	116,803	114,791
Accumulated deficit	(5,439)	(29,489)

Total PowerSecure International, Inc. stockholders’ equity	111,553	85,489
Noncontrolling Interest	909	1,755

Total stockholders’ equity	112,462	87,244

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	142,575	120,529

PowerSecure International, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

($000’s)

	Twelve Months Ended
	December 31, 2011	December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	23,204	3,309
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	(21,873)	0
Income from discontinued operations	(4,133)	(1,597)
Depreciation and amortization	3,423	2,641
Stock compensation expense	2,151	2,119
Distributions to noncontrolling interest shareholder	0	(877)
Loss on disposal of miscellaneous assets	37	41
Equity in income of unconsolidated affiliate	(1,559)	(3,182)
Distributions from unconsolidated affiliate	1,576	2,737
Changes in operating assets and liabilities, net of effect of acquisitons:
Trade receivables, net	(16,873)	(4,037)
Inventories	4,721	(5,280)
Deferred income taxes	2,059	(262)
Other current assets and liabilities	(1,551)	1,095
Other noncurrent assets and liabilities	1,152	(236)
Accounts payable	(1,544)	3,840
Restructuring charges	0	(325)
Accrued and other liabilities	5,035	(8,631)

Net cash provided by (used in) continuing operations	(4,175)	(8,645)
Net cash provided by (used in) discontinued operations	(1,306)	2,007

Net cash provided by (used in) operating activities	(5,481)	(6,638)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(16,545)	(5,392)
Additions to intangible rights and software development	(426)	(633)
Acquisitions	0	(4,413)
Proceeds from sale of property, plant and equipment	13	13
Proceeds from sale of unconsolidated affiliate	26,167	0
Proceeds from sale of discontinued operations	16,515	0
Discontinued operations investing activities	(3)	(415)

Net cash provided by (used in) investing activities	25,721	(10,840)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	(5,000)	5,000
Proceeds from sale-leaseback transactions	2,097	0
Payments on capital lease obligations	(796)	(756)
Repurchases of common stock	(281)	0
Proceeds from stock option and warrant exercises, net of shares tendered	144	1,267

Net cash provided by (used in) financing activities	(3,836)	5,511

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,404	(11,967)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,202	20,169

CASH AND CASH EQUIVALENTS AT END OF PERIOD	24,606	8,202

Non-GAAP Pro forma Financial Measures:

Our references to our fourth quarter 2010, full year 2010, and full year 2011 “Non-GAAP Pro forma” financial measures of net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed and shown above constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show the results 1) without income from our WaterSecure investment (identified in our financial statements as our unconsolidated affiliate), utilizing our full year 2010 and 2011 effective tax rate to determine the after-tax impact of adjusting for this item for each of those years, respectively, and 2) without the gain on the sale of our WaterSecure investment, utilizing our full year 2011 effective tax rate to determine the after-tax impact of adjusting for this item, 3) without the after-tax gain on the sale of our discontinued Southern Flow business, and 4) without the after-tax results of our discontinued PowerPackages business.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance with the same consistent financial context as the business was managed and evaluated for the 2011 fiscal year. Additionally, because our Southern Flow business was sold in January, 2011, our WaterSecure business was sold in June, 2011, and our PowerPackages business was discontinued in 2011, these Pro forma measures provide baseline comparatives which are more comparable to our current and future results.

We believe these Non-GAAP Pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of our fourth quarter and full year 2011 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to 2010. These Non-GAAP Pro forma measures also correspond with the way we expect Wall Street Analysts’ historical comparative results to be presented. Our Non-GAAP Pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

PowerSecure International, Inc.

Non-GAAP Pro-forma Financial Measures – 4Q10, 2010, and 2011

Results of Operations Excluding WaterSecure Income and Gain on Sale, and Southern Flow and PowerPackages Discontinued Operations

	4Q10			2010
	As Reported 4Q10	WaterSecure, Southern Flow, PowerPackages	Pro-forma 4Q10	As Reported 2010	WaterSecure, Southern Flow, PowerPackages	Pro-forma 2010
Revenue	20,984		20,984	96,209		96,209
Cost of sales	11,900		11,900	60,605		60,605

Gross Profit	9,084	0	9,084	35,604	0	35,604

Operating expenses
General and administrative	7,862		7,862	28,262		28,262
Selling, marketing, and service	1,359		1,359	5,104		5,104
Depreciation and amortization	713		713	2,641		2,641

Total operating expenses	9,934	0	9,934	36,007	0	36,007

Operating income (loss)	(850)	0	(850)	(403)	0	(403)
Other income (expense)
Gain on sale of unconsolidated affiliate	0		0	0		0
Equity income from unconsolidated affiliate	747	(747)	0	3,182	(3,182)	0
Management fees from unconsolidated affiliate	151	(151)	0	583	(583)	0
Interest income and other income	22		22	99		99
Interest expense	(162)		(162)	(619)		(619)

Income (loss) before income taxes	(92)	(898)	(990)	2,842	(3,765)	(923)
Income tax benefit (provision)	(266)	357	91	(1,130)	1,497	367

Net income (loss) from continuing operations	(358)	(541)	(899)	1,712	(2,268)	(556)
Discontinued operations – income from operations (net of tax)	621	(621)	0	1,597	(1,597)	0
Discontinued operations – gain on sale (net of tax)	0	0	0	0	0	0

Net income (loss)	263	(1,162)	(899)	3,309	(3,865)	(556)
Net income (loss) attributable to noncontrolling interest	168		168	153		153

Net income (loss) attributable to PowerSecure International, Inc.	431	(1,162)	(731)	3,462	(3,865)	(403)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	(190)	(541)	(731)	1,865	(2,268)	(403)
Income from discontinued operations (net of tax)	621	(621)	0	1,597	(1,597)	0

Net income (loss) attributable to PowerSecure International, Inc.	431	(1,162)	(731)	3,462	(3,865)	(403)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.01)	(0.03)	(0.04)	0.10	(0.12)	(0.02)

Diluted	(0.01)	(0.03)	(0.04)	0.10	(0.12)	(0.02)

Discontinued Operations
Basic	0.03	(0.03)	0.00	0.09	(0.09)	0.00

Diluted	0.03	(0.03)	0.00	0.09	(0.09)	0.00

Net Income
Basic	0.02	(0.06)	(0.04)	0.19	(0.21)	(0.02)

Diluted	0.02	(0.06)	(0.04)	0.19	(0.21)	(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,701	18,701	18,701	18,133	18,133	18,133

Diluted	18,701	18,701	18,701	18,603	18,603	18,603

PowerSecure International, Inc.

Non-GAAP Pro-forma Financial Measures – 4Q10, 2010, and 2011

Results of Operations Excluding WaterSecure Income and Gain on Sale, and Southern Flow and PowerPackages Discontinued Operations

	2011
	As Reported 2011	WaterSecure, Southern Flow, PowerPackages	Pro-forma 2011
Revenue	130,015		130,015
Cost of sales	89,321		89,321

Gross Profit	40,694	0	40,694

Operating expenses
General and administrative	33,652		33,652
Selling, marketing, and service	4,651		4,651
Depreciation and amortization	3,423		3,423

Total operating expenses	41,726	0	41,726

Operating income (loss)	(1,032)	0	(1,032)
Other income (expense)
Gain on sale of unconsolidated affiliate	21,873	(21,873)	0
Equity income from unconsolidated affiliate	1,559	(1,559)	0
Management fees from unconsolidated affiliate	282	(282)	0
Interest income and other income	98		98
Interest expense	(575)		(575)

Income (loss) before income taxes	22,205	(23,714)	(1,509)
Income tax benefit (provision)	(3,134)	3,347	213

Net income (loss) from continuing operations	19,071	(20,367)	(1,296)
Discontinued operations – income from operations (net of tax)	(1,501)	1,501	0
Discontinued operations – gain on sale (net of tax)	5,634	(5,634)	0

Net income (loss)	23,204	(24,500)	(1,296)
Net income (loss) attributable to noncontrolling interest	846		846

Net income (loss) attributable to PowerSecure International, Inc.	24,050	(24,500)	(450)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	19,917	(20,367)	(450)
Income from discontinued operations (net of tax)	4,133	(4,133)	0

Net income (loss) attributable to PowerSecure International, Inc.	24,050	(24,500)	(450)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	1.05	(1.07)	(0.02)

Diluted	1.04	(1.06)	(0.02)

Discontinued Operations
Basic	0.22	(0.22)	0.00

Diluted	0.22	(0.22)	0.00

Net Income
Basic	1.27	(1.29)	(0.02)

Diluted	1.26	(1.28)	(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,877	18,877	18,877

Diluted	19,139	19,139	19,139

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